                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           ALEXANDRIA REAL ESTATE EQUITIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                          135 NORTH LOS ROBLES AVENUE
                                   SUITE 250
                           PASADENA, CALIFORNIA 91101

Dear Stockholder:

    On behalf of our Board of Directors, I cordially invite you to attend Alexandria's 1999 Annual Meeting of Stockholders to be held on Thursday, April 15, 1999, at the Hilton Pasadena, Monterey Room, 150 South Los Robles Avenue, Pasadena, California, 91101, at 12:00 p.m. local time.

    The attached Proxy Statement describes in detail the matters expected to be acted upon at the meeting, including electing nine directors, all of whom are present directors of the Company, and ratifying the selection of Ernst & Young LLP as the Company's independent public accountants. We will also report on the Company's progress and respond to questions you may have about the Company's business.

    We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU PREVIOUSLY HAVE MAILED YOUR PROXY CARD. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          Sincerely,

                                                      [LOGO]

                                          Jerry M. Sudarsky
                                          CHAIRMAN OF THE BOARD

Pasadena, California
March 16, 1999

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                     135 NORTH LOS ROBLES AVENUE, SUITE 250
                           PASADENA, CALIFORNIA 91101

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 15, 1999

                            ------------------------

To the Stockholders of Alexandria Real Estate Equities, Inc.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), will be held on Thursday, April 15, 1999, at 12:00 p.m. local time, at the Hilton Pasadena, Monterey Room, 150 South Los Robles Avenue, Pasadena, California, 91101, for the following purposes:

    1. To elect nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify.

    2. To ratify the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors of the Company has fixed the close of business on March 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders of record as of the record date will be admitted to the Annual Meeting upon presentation of identification. Stockholders who own shares of Common Stock beneficially through a bank, broker or other nominee will be admitted to the Annual Meeting upon presentation of identification and proof of ownership or a valid proxy signed by the record holder. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership.

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                          By Order of the Board of Directors

                                                      [LOGO]

                                          Peter J. Nelson
                                          CHIEF FINANCIAL OFFICER AND SECRETARY

Pasadena, California
March 16, 1999

                     ALEXANDRIA REAL ESTATE EQUITIES, INC.
                          135 NORTH LOS ROBLES AVENUE
                                   SUITE 250
                           PASADENA, CALIFORNIA 91101

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 APRIL 15, 1999

                             ---------------------

GENERAL

    This Proxy Statement is furnished to stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), in connection with the solicitation of proxies in the form enclosed herewith for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, April 15, 1999, at 12:00 p.m. local time, at the Hilton Pasadena, Monterey Room, located at 150 South Los Robles Avenue, Pasadena, California, 91101, and any and all adjournments or postponements thereof (the "Annual Meeting"). This Proxy Statement and the enclosed form of proxy are being first mailed to stockholders on or about March 16, 1999.

    The stockholders of the Company will consider and vote upon the following proposals: (i) the election of nine directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify;
(ii) the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the fiscal year ending December 31, 1999;
(iii) such other matters as may properly come before the meeting and any and all adjournments or postponements thereof, including matters proposed by stockholders. The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement.

SOLICITATION

    This solicitation is made by mail on behalf of the Board of Directors of the Company. Costs of the solicitation will be borne by the Company. Further solicitation of proxies may be made by telephone, telegraph, fax or personal interview by the directors, officers and employees of the Company and its affiliates, who will not receive additional compensation for the solicitation. In addition, the Company has engaged Corporate Investor Communications, Inc., a firm specializing in proxy solicitation, to solicit proxies and to assist in the distribution and collection of proxy material for an estimated fee of approximately $5,000. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock").

VOTING PROCEDURES

    Only the holders of record of the Common Stock as of the close of business on March 1, 1999 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise. At the close of business on the Record Date, there were 13,736,263 shares of Common Stock issued and outstanding.

    The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. A "broker non-vote" results on a matter when a broker or other record holder in "street" or nominee name returns a duly executed proxy but does not vote on such matter solely because such record holder does not have discretionary authority to vote on such matter and has not received voting instructions from the beneficial holder. Under the rules of The New York Stock Exchange, Inc. (the "NYSE"), however, such record holders have discretionary authority to vote on routine matters, regardless of whether they have received voting instructions. Accordingly, no broker non-votes occur when voting on routine matters.

    Shares represented by proxies in the form enclosed, if the proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted "FOR" the election of each nominee for director and "FOR" the ratification of the selection of Ernst & Young LLP to serve as independent public accountants of the Company. If any other matters properly come before the Annual Meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in such person's discretion. To be voted, proxies must be filed with the Secretary of the Company prior to voting.

    Under the Maryland General Corporation Law, holders of shares of the Common Stock will not be entitled to appraisal rights with respect to such shares in connection with any of the proposals.

REVOCATION OF PROXIES

    Proxies may be revoked at any time before voting by filing a notice of revocation with the Secretary of the Company, by filing a later dated proxy with the Secretary of the Company, or by voting in person at the Annual Meeting.

                   PROPOSAL NUMBER ONE--ELECTION OF DIRECTORS

    Pursuant to the Company's Amended and Restated Bylaws (the "Bylaws"), all of the directors are elected at each annual meeting of stockholders. The Bylaws currently authorize a Board of Directors consisting of not less than the minimum number of members required by the Maryland General Corporation Law (which for the Company is three), nor more than fifteen members. The Bylaws also authorize the Board of Directors to establish, increase or decrease the number of directors, and the number has been so fixed at nine directors. Each director will hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualifies.

    Stockholders may withhold authority from the proxyholders to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any one or more individual nominees. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in any such nominee receiving fewer votes. Each person nominated for election has agreed to serve if elected. If any nominee should become unavailable for election, an event the Company does not anticipate, such shares will be voted for the election of such substitute nominee as management may propose.

    The following nine persons have been selected by the Board of Directors as nominees for election to the Board of Directors: Messrs. Jerry M. Sudarsky, Joel
S. Marcus, James H. Richardson, Joseph Elmaleh, Viren Mehta, David M. Petrone, Anthony M. Solomon, Richard B. Jennings and Alan G. Walton. All of the nominees are incumbent directors.

CERTAIN INFORMATION REGARDING NOMINEES

    See "Board of Directors, Executive Officers and Senior Management" for the experience and background of each of the other nominees.

VOTE REQUIRED

    The affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for the election of a director. For purposes of the election of directors, abstentions will have no effect on the outcome of the vote. The election of directors is a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

          BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

    The following table sets forth certain information concerning the directors, executive officers and senior management of the Company as of the Record Date:

NAME                                             AGE                       POSITION
-------------------------------------------      ---      -------------------------------------------
Jerry M. Sudarsky..........................          80   Chairman of the Board
Joel S. Marcus.............................          51   Chief Executive Officer and Director
James H. Richardson........................          39   President and Director
Peter J. Nelson............................          41   Chief Financial Officer, Senior Vice
                                                            President, Treasurer and Secretary
Lynn A. Shapiro............................          30   General Counsel and Assistant Secretary
Steven A. Stone............................          37   Corporate Vice President
Vincent R. Ciruzzi.........................          36   Vice President
Joseph Elmaleh.............................          60   Director
Richard B. Jennings........................          55   Director
Viren Mehta................................          49   Director
David M. Petrone...........................          54   Director
Anthony M. Solomon.........................          79   Director
Alan G. Walton.............................          62   Director

    JERRY M. SUDARSKY has served as the Company's Chairman of the Board of Directors since its inception and previously served as the Company's Chief Executive Officer from inception until March 1997. Mr. Sudarsky served as Vice Chairman of Jacobs Engineering Group, Inc., an engineering and construction firm, from 1986 to 1994. Mr. Sudarsky has had extensive experience in the design, engineering, construction and operation of commercial properties. In 1967, Mr. Sudarsky founded and became Chairman of Israel Chemicals, where he served until 1972, and in 1946, he founded Bioferm Corp., a pioneer in the production of Vitamin B12 and the first commercial bio-insecticide products, where he served until 1965.

    JOEL S. MARCUS has served as Chief Executive Officer of the Company since March 1997 and has served as a director since inception. Mr. Marcus previously served as Vice Chairman of the Board and Chief Operating Officer of the Company from inception until his appointment as Chief Executive Officer in March 1997, and he served as Secretary from inception until April 1997. Mr. Marcus was a partner in the law firm of Brobeck, Phleger & Harrison, and a predecessor firm, from 1986 to 1994, specializing in corporate finance and acquisitions. From 1984 to 1994, he also served as General Counsel and Secretary of Kirin-Amgen, Inc., a joint venture that financed the development of two genetically engineered pharmaceuticals. Mr. Marcus has served on the Board of Directors of Ariad Pharmaceuticals, a publicly traded biotechnology company, since 1995. Mr. Marcus was formerly a practicing Certified Public Accountant specializing in the financing and taxation of real estate. He received his undergraduate and Juris Doctor Degrees from the University of California at Los Angeles and is a member of the National Association of Real Estate Investment Trusts ("NAREIT").

    JAMES H. RICHARDSON has served as President of the Company since August 1998 and as a director since March 1999. Mr. Richardson previously served as Executive Vice President of the Company from January 1998 until August 1998 and as Senior Vice President of the Company from August 1997 to December 1997. Prior to joining the Company, Mr. Richardson held management and brokerage positions at CB Richard Ellis, Inc. ("CB Richard Ellis"), a full-service provider of commercial real estate services, for nearly 15 years. Most recently, from March 1996 until August 1997, Mr. Richardson served as Senior Vice President, Area Manager, for the San Francisco peninsula and San Jose offices of CB Richard Ellis, and from December 1982 until March 1996, he was a top producing professional within the brokerage operations group. During his tenure at CB Richard Ellis, Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

    PETER J. NELSON has served as Chief Financial Officer, Treasurer and Secretary of the Company since April 1997 and as Senior Vice President of the Company since May 1998. Prior to joining the Company, from 1995 to 1997, Mr. Nelson served as Chief Financial Officer of Lennar Partners, Inc., a diversified real estate company, where he was responsible for the financial management of the firm's real estate portfolio. From 1990 to 1995, Mr. Nelson was Chief Financial Officer of Westrec Properties, Inc., a national owner and operator of boat marinas and resort properties. Mr. Nelson also served as Vice President, Corporate Financial Planning at Public Storage, Inc. from 1986 to 1990, and as an Audit Manager at Ernst & Young LLP from 1979 to 1986. Mr. Nelson is a Certified Public Accountant and a member of the American Institute of CPAs and the California Society of CPAs, where he has served on the Real Estate Committee. Mr. Nelson received his Bachelor of Science Degree from California State University.

    LYNN A. SHAPIRO has served as General Counsel and Assistant Secretary of the Company since May 1998. Prior to joining the Company, from 1996 to 1998 Ms. Shapiro was a real estate attorney with the law firm of Skadden, Arps, Slate, Meagher & Flom LLP where she was primarily responsible for the Company's real-estate related legal work. Ms. Shapiro practiced real estate law with the law firm of Mayer Brown & Platt from 1995 to 1996 and with the law firm of Strook & Strook & Lavan from 1994 to 1995. Ms. Shapiro holds a Juris Doctor Degree and a Bachelor of Science Degree in Business Administration from the University of Southern California. She is a member of the State Bar of California and the American Bar Association.

    STEVEN A. STONE has served as Corporate Vice President of the Company since inception. Since 1989, Mr. Stone has served as a partner in GoldStone Real Estate Finance and Investments, which ceased active operations in January 1994. Prior to that, Mr. Stone served as Asset Manager for Baldwin Industrial Properties, Ltd., a commercial real estate developer, from 1986 to 1989, as Assistant to Vice President Business and Real Estate Development at Grant General Contractors from 1986 to 1989, and as an Appraiser for Bank of America from 1983 to 1984. Mr. Stone holds a Bachelor of Science Degree in Business Administration from San Diego State University.

    VINCENT R. CIRUZZI has served as a Vice President of the Company since September 1996. In 1993, Mr. Ciruzzi founded a real estate consulting business, which provided consulting services to the Company from September 1995 until his appointment as Vice President of the Company. From 1986 to 1993, Mr. Ciruzzi served as Project Manager for Home Capital Development Group, a real estate development company, where he specialized in project management of master planned communities as well as real estate development. Mr. Ciruzzi received his Bachelor of Science Degree in Finance and Real Estate from the University of Southern California.

    JOSEPH ELMALEH has served as a director of the Company since inception. Dr. Elmaleh is a chemical engineer and international financier, with businesses in the United States, Europe and the Middle East. He served as Chairman and Chief Executive Officer of Passport Ltd., an oil and gas and real estate company, from 1989 to 1995 and of J.O.E.L. Ltd., an oil and gas and real estate company, from 1981 to 1995. Dr. Elmaleh also served as Chairman, Chief Executive Officer and a director of Isramco, Inc., a publicly traded oil and gas exploration company, from 1981 to 1996. Dr. Elmaleh received his Bachelor of Science Degree in chemical engineering from the Technion-Israel Institute of Technology and his Doctorate in Operations Research from the Imperial College of Science and Technology, London.

    RICHARD B. JENNINGS has served as a director of the Company since May 1998. Mr. Jennings currently serves as President of Realty Capital International Inc., a real estate investment banking firm, which he founded in 1991, and as President of Jennings Securities Corporation, a National Association of Securities Dealers, Inc. ("NASD") member securities firm, which he founded in 1995. From 1990 to 1991, Mr. Jennings served as Senior Vice President of Landauer Real Estate Counselors, and from 1986 to 1989, Mr. Jennings served as Managing Director--Real Estate Finance at Drexel Burnham Lambert. From 1969 to 1986, Mr. Jennings oversaw the REIT investment banking business at Goldman, Sachs & Co. During his tenure at Goldman, Sachs & Co., Mr. Jennings founded and managed the Mortgage Finance Group from 1979 to 1986. Mr. Jennings also serves as an outside Director of MBO Properties, Inc. He is a licensed NASD Principal and a New York Real Estate Broker. Mr. Jennings has a Bachelor of Arts Degree in Economics, Phi Beta Kappa and Magna Cum Laude, from Yale University, and a Master of Business Administration Degree from Harvard Business School.

    VIREN MEHTA has served as a director of the Company since January 1995. In January 1998, Mr. Mehta founded Mehta Partners LLC, a pharmaceutical and biotechnology industry advisory and investment firm. From 1989 to 1998, Mr. Mehta was a partner of Mehta and Isaly, also a pharmaceutical and biotechnology industry advisory and investment firm. Mr. Mehta served as a Vice President at S.G. Warburg & Co., Inc., a merchant banking firm, from 1987 to 1989. In 1986, he established the pharmaceutical investment research division in Wood MacKenzie & Company Inc., New York, of which he became a Vice President and served until 1987. Mr. Mehta also worked with the international division of Merck & Co., a pharmaceutical manufacturer, from 1983 to 1986. Mr. Mehta received his Doctor of Pharmacy Degree from the University of Southern California and his Master of Business Administration from the University of California at Los Angeles.

    DAVID M. PETRONE has served as a director of the Company since its inception. Mr. Petrone has been Chairman of the Board of Housing Capital Corporation, a real estate finance company, since 1994. From 1986 until 1992, Mr. Petrone was Vice Chairman of the Board of Wells Fargo and Company. Mr. Petrone also served as Chief Executive Officer and President of Wells Fargo Realty Advisors from 1978 to 1981 and of Wells Fargo Mortgage and Equity Trust, a publicly held REIT, from 1981 to 1988. Mr. Petrone has served as a director of Jacobs Engineering Group, Inc. since 1986 and of Spieker Properties, a publicly held REIT, since 1993. He received his Bachelor of Science and Master of Business Administration Degrees from the University of Oregon.

    ANTHONY M. SOLOMON has served as a director of the Company since October 1994. Mr. Solomon is an economist and banker and has served as Chairman of The Blackstone Alternate Asset Management Advisory Board since 1994. Mr. Solomon also has served as Chairman of The Europe Fund, a closed end fund investing in Europe, since 1990 and of The United Kingdom Fund, a closed end fund investing in the United Kingdom, since 1987. Mr. Solomon has served as an economic advisor to the Banca Comerciale Italiana since 1985. Mr. Solomon was a director of S.G. Warburg p.l.c. London from 1985 until 1991 and Chairman of S.G. Warburg USA from 1985 until 1989. Mr. Solomon also served as President and Chief Executive Officer of the Federal Reserve Bank of New York from 1980 to 1985 and was Under Secretary of the Treasury from 1977 to 1980. Mr. Solomon received his Bachelor of Arts Degree in Economics from the University of Chicago and his Masters Degree in Economics and Public Administration from Harvard University.

    ALAN G. WALTON has served as a director of the Company since September 1998. Dr. Walton has served as a General Partner of Oxford Bioscience Partners, an investment fund concentrating on investments in the medical, medical services and biotechnology fields, since 1987. From 1981 to 1987, Dr. Walton was President and Chief Executive Officer of University Genetics Co., a public biotechnology company involved in technology transfer and seed investments in university-related projects. Dr. Walton has served as Chairman of the Board of Gene Logic Inc. since 1994 and as a director of Collaborative Clinical Research Inc. since 1994. Dr. Walton received his Doctor of Philosophy degree in Chemistry and his Doctor of Science degree in Biological Chemistry from Nottingham University in England.

INFORMATION REGARDING MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held four regular meetings and eleven special meetings during the fiscal year ended December 31, 1998 (the "1998 Fiscal Year"). During the 1998 Fiscal Year, each member of the Board of Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of the Board committees of which he was a member during the period for which he was a director. The Company has standing Audit and Compensation Committees. The Company does not have a standing Nominating Committee.

    AUDIT COMMITTEE. Messrs. Elmaleh, Mehta and Solomon (all non-employee directors) currently serve on the Audit Committee of the Board of Directors. Immediately following the Annual Meeting, Mr. Petrone will replace Mr. Solomon on the Audit Committee. The Audit Committee held one meeting during the 1998 Fiscal Year and took certain actions by unanimous written consent. Among other things, the Audit Committee recommends the firm to be appointed as independent public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent public accountants, reviews with management and the independent public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent public accountants.

    COMPENSATION COMMITTEE. The Compensation Committee, which currently consists of Messrs. Elmaleh, Mehta and Petrone (all non-employee directors), held four meetings during the 1998 Fiscal Year and took certain actions by unanimous written consent. Immediately following the Annual Meeting, Messrs. Jennings, Solomon and Walton will replace Messrs. Elmaleh, Mehta and Petrone on the Compensation Committee. The Compensation Committee has authority to, among other things, renew and approve salary arrangements, including annual incentive awards, for directors, certain officers and certain other employees of the Company, adopt and amend employment agreements for officers and other employees of the Company, and administer the Company's option and other incentive plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During the 1998 Fiscal Year, Messrs. Elmaleh, Mehta and Petrone served on the Compensation Committee. No member of the Compensation Committee has served as an officer of the Company or any of its subsidiaries.

COMPENSATION OF THE BOARD OF DIRECTORS

    The Company currently pays each of its non-employee directors annual compensation of $15,000 for their services to the Company. In addition, each non-employee director receives fees of $1,000 for each meeting of the Board of Directors or committee thereof attended in person and $500 for attendance at each telephonic meeting of the Board of Directors or committee thereof, and is reimbursed for reasonable expenses incurred to attend director and committee meetings. Non-employee directors also are eligible to receive options to purchase Common Stock under the Company's 1997 Amended and Restated Stock Award and Incentive Plan (the "1997 Plan") as compensation for their services as directors. During 1998, each non-employee director received an option under the 1997 Plan to purchase 7,500 shares of Common Stock, with the exception of Mr. Sudarsky, who received an option to purchase 12,500 shares of Common Stock. Officers of the Company who are also directors are not paid any fees for their services as directors.

EXECUTIVE COMPENSATION

    The following table sets forth, in summary form, the compensation paid by the Company to the individual who served as its Chief Executive Officer, the four other most highly compensated executive officers of the Company during the 1998 Fiscal Year and the General Counsel, who joined the Company in May 1998 (the "Named Executive Officers") for services rendered to the Company in all capacities for the year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                ANNUAL COMPENSATION                    -------------
                               ------------------------------------------------------   SECURITIES
NAME AND PRINCIPAL                                                   OTHER ANNUAL       UNDERLYING         ALL OTHER
  POSITIONS(1)                   YEAR     SALARY ($)  BONUS ($)   COMPENSATION(2) ($)   OPTIONS (#)   COMPENSATION(3) ($)
-----------------------------  ---------  ----------  ----------  -------------------  -------------  -------------------
Joel S. Marcus...............       1998     275,000          --            7,910               --            12,510
  Chief Executive Officer           1997     235,000     417,500(4)       1,088,659        169,140             6,750

James H. Richardson..........       1998     225,000          --              245               --             2,869
  President                         1997      71,346(5)     60,000(6)              --       80,000                --

Peter J. Nelson..............       1998     175,000      10,000              211               --            12,900
  Chief Financial Officer,          1997     121,846(5)     55,000          61,940          60,000                --
  Senior Vice President,
  Treasurer and Secretary

Lynn A. Shapiro..............       1998     100,308(5)     20,000(7)              --       50,000             4,326
  General Counsel and               1997          --          --               --               --                --
  Assistant Secretary

Steven A. Stone..............       1998     135,000          --            1,481               --            10,538
  Corporate Vice President          1997     105,000      50,000          279,199           64,212             4,750

Vincent R. Ciruzzi...........       1998     105,000       5,000               --               --             8,000
  Vice President                    1997      72,000      40,000           83,320           45,000             1,108

--------------------------

(1) Mr. Richardson served as Executive Vice President of the Company until August 1998, at which time he was elected President.

(2) Other Annual Compensation in 1997 includes grants of Common Stock, valued at $20 per share, effective June 2, 1997, in connection with the Company's initial public offering. Mr. Marcus was granted 54,160 shares, Mr. Nelson 3,097 shares, Mr. Stone 13,887 shares, and Mr. Ciruzzi 4,166 shares.

(3) All Other Compensation includes the following contributions made by the Company to employee accounts under the Company's 401(k) plan in 1997 and 1998, respectively: on behalf of Mr. Marcus, $4,750 and $10,000; Mr. Stone, $4,750 and $9,508; and Mr. Ciruzzi, $1,108 and $8,000; and in 1998 only: on behalf of Mr. Richardson, $2,869; Mr. Nelson, $10,000; and Ms. Shapiro, $4,326. In addition, All Other Compensation also includes the following term life insurance premiums paid by the Company for Mr. Marcus, $2,000 in 1997 and $2,510 in 1998; Mr. Richardson, $650 in 1998; Mr. Nelson, $2,900 in
    1998; and Mr. Stone, $1,030 in 1998.

(4) $352,500 was paid in consideration for past services and for amending Mr. Marcus' employment agreement with the Company.

(5) Mr. Richardson joined the Company in August 1997, Mr. Nelson in April 1997, and Ms. Shapiro in May 1998.

(6) $25,000 of this amount was paid upon commencement of his employment in accordance with his employment agreement with the Company.

(7) Paid upon commencement of her employment.

    The following tables set forth certain information regarding stock options granted to the Named Executive Officers during 1998:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE
                                                                                            VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF
                                                                                              STOCK PRICE
                                                                                            APPRECIATION FOR
                                                INDIVIDUAL GRANTS                             OPTION TERM
                          --------------------------------------------------------------  --------------------
                              NUMBER OF
                             SECURITIES         % OF TOTAL
                             UNDERLYING       OPTIONS GRANTED    EXERCISE
                           OPTIONS GRANTED    TO EMPLOYEES IN      PRICE     EXPIRATION
NAME                           (#)(1)         FISCAL YEAR (%)     ($/SH)        DATE       5% ($)     10% ($)
------------------------  -----------------  -----------------  -----------  -----------  ---------  ---------
Joel S. Marcus..........         --                 --              --           --          --         --
James H. Richardson.....         --                 --              --           --          --         --
Peter J. Nelson.........         --                 --              --           --          --         --
Lynn A. Shapiro.........         50,000(2)            21.8%      $ 32.0625(3)   05/15/08  1,008,200  2,555,000
Steven A. Stone.........         --                 --              --           --          --         --
Vincent R. Ciruzzi......         --                 --              --           --          --         --

------------------------

(1) No SARs were granted in the 1998 Fiscal Year.

(2) During 1998, Ms. Shapiro received options constituting Incentive Stock Options to the extent permitted under applicable law to purchase shares of Common Stock under the 1997 Plan. The options are subject to a three-year vesting period such that one-third of such options vest on each of the first three anniversaries of the date of grant. In addition, the vesting and exercisability of the options will be accelerated in the event of a Change in Control (as defined in the 1997 Plan). The options have a term of 10 years.

(3) The exercise price is equal to the Fair Market Value (as defined in the 1997
    Plan) of the Common Stock on the date of grant.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                            NUMBER OF SECURITIES
                                                                           UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                                                VALUE         OPTIONS AT FISCAL      IN-THE-MONEY OPTIONS AT
                                         SHARES ACQUIRED      REALIZED          YEAR-END (#)           FISCAL YEAR-END ($)
NAME                                     ON EXERCISE (#)         ($)       EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
-------------------------------------  -------------------  -------------  -----------------------  --------------------------
Joel S. Marcus.......................          --                --              46,667/93,333            510,420/1,020,830
James H. Richardson..................          --                --              26,667/53,333              163,335/326,665
Peter J. Nelson......................          --                --              20,000/40,000              218,750/437,500
Lynn A. Shapiro......................          --                --                   0/50,000                          0/0
Steven A. Stone......................          --                --              20,000/40,000              218,750/437,500
Vincent R. Ciruzzi...................          --                --              15,000/30,000              164,063/328,125

------------------------

(1) The value of unexercised in-the-money options is calculated by multiplying
    (A) the number of securities underlying such options by (B) the difference between (i) the closing price of the Common Stock on the NYSE at December 31, 1998 and (ii) the option exercise price.

EMPLOYMENT AGREEMENTS

    The Company has employment agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi, and a Severance Agreement with Ms. Shapiro. The Company is currently renegotiating Mr. Stone's employment agreement. Mr. Marcus' employment agreement, which was amended as of March 28, 1997, provides that he will serve as the Company's Chief Executive Officer through December 31, 2000, with a base salary of $235,000 per year, or such higher amount as may from time to time be determined by the Company. Mr. Marcus' employment agreement also provides for automatic one-year extensions until either Mr. Marcus or the Company notifies the other that such party does not wish to extend the agreement.

    The employment agreements with each of Messrs. Richardson, Nelson and Ciruzzi became effective on July 31, 1997, January 1, 1998 and April 20, 1998, respectively. Each of the employment agreements provides for a term ending on December 31, 1998, in each case with provision for automatic one-year extensions until either the executive or the Company notifies the other that such party does not wish to extend the agreement. Pursuant to their respective employment agreements, Messrs. Richardson, Nelson and Ciruzzi are paid base salaries of $225,000, $175,000 and $105,000 per year, respectively, or such higher amount as may from time to time be determined by the Company. In addition, such agreements provide for discretionary annual bonuses.

    The employment agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi also provide for standard employee benefits, including, without limitation, participation in the Company's pension, welfare and stock incentive plans, to the extent the Company maintains any such plans. In addition, the employment agreements with each of Messrs. Marcus, Richardson and Nelson provide that the Company will maintain term life insurance on the life of each executive in the aggregate amount of $1 million.

    Each of the employment agreements with Messrs. Marcus, Richardson and Nelson provides that if the Company terminates the executive's employment without "cause" or if the executive terminates his employment for "good reason" (each as defined in the employment agreements), or, in the case of Mr. Marcus, in the event of his death or permanent disability, then such executive shall be entitled to receive a severance payment ("Severance Payment") equal to the sum of his base salary otherwise payable during the remainder of the term of his agreement (the "Severance Period"), plus, for each full year remaining in the Severance Period, the average of the annual bonuses earned by the executive in the two years immediately preceding the date of termination or, if there are less than two years preceding such date, the immediately preceding annual bonus earned (the "Average Bonus"). Mr. Marcus' employment agreement provides for a minimum Average Bonus equal to 50% of his Base Salary. In the case of Messrs. Richardson and Nelson, the Severance Payment is payable in a lump sum, and in the case of Mr. Marcus, it is payable in monthly installments (except that portion of the Severance Payment that represents the executive's bonus will be payable on the dates such amounts would have been paid had such executive continued in the Company's employment).

    If any of Messrs. Marcus, Richardson or Nelson terminates his employment for "good reason" following a "change in control" (as defined in the respective agreement), then such executive shall be entitled to receive a lump sum Severance Payment equal to three times the sum of his base salary otherwise payable during the remaining term of the agreement, plus the Average Bonus. In addition, If Mr. Marcus' employment is terminated in connection with a dissolution of the Corporation under certain specified circumstances, he is entitled to receive a Severance Payment equal to his base salary then in effect, plus his Average Bonus for a period of one year following the date of his termination.

    In the event that any such executive is entitled to any Severance Payment, he will also be entitled to full and immediate vesting of all awards granted under any of the Company's stock option or incentive compensation plans and, in the case of Mr. Marcus, continued participation throughout the Severance Period in all employee welfare and pension benefits plans. In addition, in the event that amounts payable to any such executive are subject to the excise tax imposed under Section 4999 of the Code, the Company will provide such executive with a tax "gross up" payment in an amount sufficient to offset the effects of such excise tax.

    Mr. Ciruzzi's employment agreement provides that if he is terminated for any reason other than "cause" (as defined in the agreement), he will receive a Severance Payment, payable in monthly installments, equal to seven and one-half months of his base salary. Ms. Shapiro's Severance Agreement, effective January 1, 1999, provides that if she is terminated by the Company other than for "cause" (as defined in the agreement), she will receive a Severance Payment, payable in semi-monthly installments, equal to nine months of her base salary; PROVIDED that if such termination occurs within six months following a "change in control" (as defined in the agreement), the Severance Payment will be paid in a lump sum, and Ms. Shapiro will be entitled to full and immediate vesting of any options to purchase shares of the Common Stock.

    The agreements with each of Messrs. Marcus, Richardson, Nelson and Ciruzzi and Ms. Shapiro also provide that during the term of employment, and the period, if any, during which such executive is entitled to receive Severance Payments, such executive will not engage in any activity competitive with the business of the Company.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers. The following is the report of the Compensation Committee to the Board of Directors describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for the 1998 Fiscal Year.

COMPENSATION PHILOSOPHY:

    The Company's compensation program is designed to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution, performance and leadership. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals, and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company.

    The three main components in the Company's executive compensation program are:

    - Base Salary

    - Incentive Bonus

    - Stock Incentives

    BASE SALARY. The salaries of Messrs. Marcus, Richardson, Nelson and Ciruzzi are fixed pursuant to the terms of their respective employment agreements with the Company. The salaries of the other executive officers, including Mr. Stone and Ms. Shapiro, are determined annually by the Compensation Committee with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. In general, the Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

    INCENTIVE BONUS. Annual incentive bonuses for executive officers, if any, are intended to reflect the Compensation Committee's belief that a portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer.

    STOCK INCENTIVES. From time to time, the Company uses stock options and other incentives, as appropriate, as long-term incentives to reward and retain executive officers. The Compensation Committee, which has responsibility for making option grants under the 1997 Plan, believes that stock option grants provide an incentive that focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Common Stock on the date of grant, the Company's stock will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefitted. Generally, stock options granted to executive officers vest ratably over a three-year period, and optionees must be employed by the Company at the time of vesting in order to exercise the options.

EMPLOYMENT CONTRACTS

    The Company offers employment contracts to key executives only when it is in the best interest of the Company and its stockholders to attract and retain such key executives and to ensure continuity and stability of management.

COMPENSATION OF CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVES

    The Compensation Committee increased Mr. Marcus' salary in 1998 by 17%. The increase reflected the Compensation Committee's assessment of his performance in light of the Company's performance in the prior fiscal year and Mr. Marcus' service to the Company. Salary increases for other senior executives effected during 1998 ranged from 6.1% to 45.9% and were based on similar considerations, including individual performance, position, tenure, experience, leadership and competitive data in compensation surveys of comparable companies.

    Mr. Marcus and the other Named Executive Officers in good standing may receive a discretionary annual bonus as determined by the Compensation Committee. In determining the amounts of such bonuses, the Compensation Committee considers the individual performance of each executive and the performance of the Company. As of the Record Date, the Committee had not yet determined discretionary bonus amounts, if any, based upon fiscal 1998 performance.

SECTION 162(M) POLICY:

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "qualified performance-based compensation" and to compensation paid in certain circumstances by companies in the first few years following their initial public offering of stock. Awards granted under the 1997 Plan constitute qualified performance-based compensation, and the Company will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements. Accordingly, the Company does not expect that amounts of compensation paid to its executive officers will fail to be deductible on account of Section 162(m).

    THE COMPENSATION COMMITTEE REPORT WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE
                                          Joseph Elmaleh
                                          Viren Mehta
                                          David M. Petrone

                               PERFORMANCE GRAPH:

    The following graph compares the annual cumulative total stockholder return on the Common Stock from May 28, 1997, the first day the Common Stock was traded on the NYSE, through December 31, 1998, to the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Equity REIT Total Return Index prepared by NAREIT ("NAREIT Index"). The graph assumes an investment of $100 in the Common Stock and each of the indices on May 28, 1997, and that all dividends were reinvested. The NAREIT Index for May 1997 was prorated to adjust for the partial month. The return shown on the graph is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                     ALEXANDRIA REAL ESTATE EQUITIES,
                                   INC.                  S&P 500 INDEX    NAREIT INDEX
May 28, 1997                                    $100.0           $100.0           $100.0
December 31, 1997                               $158.7           $115.7           $119.6
December 31, 1998                               $163.6           $148.8            $98.7

INDEX                                                           MAY 28, 1997     DECEMBER 31, 1997    DECEMBER 31, 1998
-------------------------------------------------------------  ---------------  -------------------  -------------------
Alexandria Real Estate Equities, Inc.........................           100              158.7                163.6
S&P 500 Index................................................           100              115.7                148.8
NAREIT Index.................................................           100              119.6                 98.7

    THE STOCK PRICE PERFORMANCE GRAPH WILL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY FILING BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THE SAME BY REFERENCE.

                        SECURITY OWNERSHIP OF MANAGEMENT
                           AND PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the Record Date by (i) each of the Company's directors, (ii) each of the Named Executive Officers, (iii) all directors and officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company's directors, executive officers and principal stockholders. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

                                                                               NUMBER OF SHARES
                                                                              BENEFICIALLY OWNED
                                                                            ----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                      NUMBER      PERCENT
--------------------------------------------------------------------------  ---------  -----------
Joel S. Marcus(2).........................................................    130,367       *
James H. Richardson(3)....................................................     26,667       *
Peter J. Nelson(4)........................................................     23,097       *
Lynn A. Shapiro(5)........................................................          0       *
Steven A. Stone(6)........................................................     38,099       *
Vincent R. Ciruzzi(7).....................................................     19,199       *
Jerry M. Sudarsky(8)......................................................     32,219       *
Joseph Elmaleh(9).........................................................     17,393       *
Richard B. Jennings(10)...................................................      7,500       *
Viren Mehta(11)...........................................................     17,393       *
David M. Petrone(12)......................................................     20,459       *
Anthony M. Solomon(13)....................................................     18,393       *
Alan G. Walton(14)........................................................      7,500       *
Executive officers and directors as a group (13 persons)(15)..............    358,286         2.6
Health Science Properties Holding Corporation ("Holdings")(16)............  1,765,923        12.9
FMR Corp.(17).............................................................  1,381,100        10.1
Franklin Resources, Inc.(18)..............................................    793,454         5.8
Capital Growth Management Limited Partnership(19).........................    682,400         5.0
PaineWebber Group Inc.(20)................................................    987,344         7.2

------------------------

   * less than 1%.

 (1) Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 135 N. Los Robles Avenue, Suite 250, Pasadena, CA 91101.

 (2) Includes 83,700 shares held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee, and 46,667 shares subject to currently exercisable stock options. Excludes 1,765,923 shares owned by Holdings, which may be deemed to be beneficially owned by Mr. Marcus, and 93,333 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 1, 1999. Mr. Marcus disclaims beneficial ownership of the shares of Common Stock owned by Holdings.

 (3) Includes 26,667 shares subject to currently exercisable stock options and excludes 53,333 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 1, 1999.

 (4) Includes 20,000 shares subject to currently exercisable stock options and excludes 40,000 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 1, 1999.

 (5) Excludes 50,000 shares subject to stock options that are not currently exercisable and will not become exercisable within 60 days of March 1, 1999.

 (6) Includes 20,000 shares subject to currently exercisable stock options and excludes 40,000 shares subject to stock options that are not currently exercisable and will not become exercisable with 60 days of March 1, 1999.

 (7) Includes 15,000 shares subject to currently exercisable stock options and excludes 30,000 shares subject to stock options that are not currently exercisable and will not become exercisable with 60 days of March 1, 1999.

 (8) Includes 9,719 shares held by the Jerry M. and Mildred Sudarsky 1979 Revocable Trust, of which Mr. Sudarsky is the trustee, and 22,500 shares subject to currently exercisable stock options. Excludes 1,765,923 shares owned by Holdings, which may be deemed to be beneficially owned by Mr. Sudarsky. Mr. Sudarsky disclaims beneficial ownership of the shares of Common Stock owned by Holdings.

 (9) Includes 12,500 shares subject to currently exercisable stock options. Excludes 1,765,923 shares owned by Holdings, which may be deemed to be beneficially owned by Mr. Elmaleh. Mr. Elmaleh disclaims beneficial ownership of the shares of Common Stock owned by Holdings.

 (10) Includes 7,500 shares subject to currently exercisable stock options.

 (11) Includes 12,500 shares subject to currently exercisable stock options.

 (12) Includes 33 shares held by Mr. Petrone's spouse, which may be deemed to be beneficially owned by Mr. Petrone, and 7,500 shares subject to currently exercisable stock options.

 (13) Includes 12,500 shares subject to currently exercisable stock options.

 (14) Includes 7,500 shares subject to currently exercisable stock options.

 (15) See notes (2) through (14) above.

 (16) Each of Messrs. Sudarsky, Marcus and Elmaleh is a member of the board of directors and is a stockholder of Holdings. As a result, each such individual may be deemed to be the beneficial owner of the shares of Common Stock owned by Holdings.

 (17) Share amount as reported on Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 1999. Address: 82 Devonshire Street, Boston, Massachusetts, 02109. According to such Schedule 13G/A, FMR Corp. has sole voting power with respect to 209,300 shares and sole dispositive power with respect to all 1,381,100 shares.

 (18) Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on January 26, 1999. Address: 777 Mariners Island Boulevard, San Mateo, California, 94404. According to such Schedule 13G, Franklin Resources, Inc. does not have any voting or dispositive power with respect to any of the shares and disclaims any economic interest or beneficial ownership in any of the shares.

 (19) Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 8, 1999. Address: One International Place, Boston, Massachusetts, 02110. According to such Schedule 13G, Capital Growth Management Limited Partnership has sole voting power and shared dispositive power with respect to all of the shares and disclaims any beneficial interest in the shares.

 (20) Share amount as reported on Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999. Address: 1285 Avenue of the Americas, New York, New York, 10019-6028. According to such Schedule 13G, PaineWebber Group Inc. has sole voting power with respect to 971,897 shares and shared dispositive power with respect to all 987,344 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file reports of beneficial ownership of the Company's Common Stock and changes in such ownership with the Securities and Exchange Commission, the NYSE and the Company. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis. Based solely on its review of the copies of these reports received or written representations from these reporting persons that no Forms 5 or other reports were required for such persons, the Company believes that, during the 1998 Fiscal Year, all of such filing requirements under Section 16(a) were timely met, except that filings of one report by each of Ms. Shapiro and Mr. Jennings on Form 3, each relating to a single transaction, were late.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Holdings has entered into a Reimbursement Agreement with the Company pursuant to which Holdings has agreed to reimburse the Company for certain costs and expenses incurred by it on behalf of Holdings. During 1998, Holdings paid the Company $270,000 pursuant to such agreement.

    In March 1999 the Company and Holdings completed a transaction pursuant to which Holdings delivered to the Company the 1,765,923 shares of Common Stock owned by Holdings in exchange for (i) the assumption by the Company of Holdings's obligations under a loan in the principal amount of approximately $3.1 million and (ii) the issuance to Holdings of 1,620,527 new shares of Common Stock (which was computed by subtracting from the shares of Common Stock owned by Holdings a 2% transaction discount and a number of shares with an aggregate market value equal to the amount of the $3.1 million loan). In connection with this transaction, (i) a portion of the new shares will be held in an escrow account for up to two years to indemnify the Company against certain claims,
(ii) stockholders of Holdings agreed to certain limitations on transfer of any shares of the Common Stock received by them upon liquidation of Holdings and
(iii) the Holdings shareholders were granted certain registration rights by the Company.

                      PROPOSAL NUMBER TWO--RATIFICATION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

    The Audit Committee has selected, and the Board of Directors has approved, Ernst & Young LLP as the Company's independent auditors for the Company's fiscal year ended December 31, 1999 (the "1999 Fiscal Year"). The Board of Directors also has directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's consolidated financial statements since 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Bylaws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different auditing firm at any time during the 1999 Fiscal Year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

VOTE REQUIRED

    The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to ratify the selection of Ernst & Young LLP as the Company's independent accountants for the 1999 Fiscal Year. Abstentions as to this proposal will have no effect on the outcome of the vote. The ratification of the Company's independent accountants is a routine matter on which a broker or other nominee is empowered to vote. Accordingly, no broker non-votes will result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NUMBER TWO.

                             STOCKHOLDER PROPOSALS

    Subject to Securities and Exchange Commission regulations, proposals of stockholders that are intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company no later than November 17, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                          By Order of the Board of Directors

                                                      [LOGO]

                                          Peter J. Nelson
                                          CHIEF FINANCIAL OFFICER, TREASURER AND
                                          SECRETARY

Pasadena, California
March 16, 1999

                      -  Fold and Detach Here -


                 ALEXANDRIA REAL ESTATE EQUITIES, INC.
               PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), hereby appoints Jerry M. Sudarsky and Joel S. Marcus, and each of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, April 15, 1999 at 12:00 p.m. local time, at the Hilton Pasadena, Monterey Room, 150 South Los Robles Avenue, Pasadena, California 91101, and at any adjournment(s) or postponement(s) thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting, with the same effect as if the undersigned were present. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement and revokes any proxy previously given with respect to such shares.


            (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                      - Fold and Detach Here -

[ ] PLEASE MARK YOUR
    VOTES AS INDICATED
    IN THIS EXAMPLE

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                        WITHHOLD AS
                         FOR ALL          TO ALL
                        NOMINEES         NOMINEES

1.  ELECTION OF           [ ]              [ ]
    DIRECTORS

                                         NOMINEES:  Jerry M. Sudarsky
                                                    Joel S. Marcus
                                                    James H. Richardson
                                                    Joseph Elmaleh
                                                    Richard B. Jennings
                                                    Viren Mehta
                                                    David M. Petrone
                                                    Anthony M. Solomon
                                                    Alan G. Walton



   FOR ALL NOMINEE(S) (Except as written below):

-------------------------------------------------------------------------------








2. Ratification of the selection of Ernst & Young LLP to serve as Company's independent accountants for the fiscal year ending December 31, 1999.

    [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

3. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof and as to which the undersigned hereby confers discretionary authority.



CHECK HERE IF YOU PLAN TO ATTEND THE MEETING   [ ]


THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE FOREGOING PROPOSALS AND OTHERWISE IN THE DISCRETION OF THE PROXIES AT THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

_________________________    _________________________   Dated __________, 1999
       Signature             Signature if held jointly

IMPORTANT: Please sign exactly as your name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as an attorney, executor, administrator, trustee, guardian or as an officer, signing for a corporation or other entity, please give full title under signature.